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                                                                     Exhibit 1.4

                                                                Bingham Dana LLP
                                                              150 Federal Street
                                                Boston, Massachusetts 02110-1726
                                                                    617.951-8000
                                                                    617.951-8736

                                  September 27, 2001

     As special Massachusetts counsel for Nuveen Dividend Advantage Municipal Fund 3 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on August 16, 2001.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  Very truly yours,

                                  /s/ BINGHAM DANA LLP